UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2011, Pacific Office Properties Trust, Inc. (the “Company”) received notice from the NYSE Amex LLC (the “Exchange”), indicating that the Company is not in compliance with the Exchange’s continued listing standards, specifically, (i) Section 1003(a)(i) of the Exchange’s Company Guide (the “Company Guide”), because the Company has total equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years, and (ii) Section 1003(a)(ii) of the Company Guide, because the Company has total equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years.

The equity, referenced above and determined under GAAP accounting, differs from the Company’s market equity and net equity in its office portfolio.  The Company’s market equity is the market value of all outstanding common stock and securities convertible into common stock.  The Company’s net equity in its office portfolio is the market value of the office building portfolio, less all mortgage and corporate debt.

The notification received from the Exchange has had no current effect on the listing of the Company’s shares of common stock on the exchange.  The Company intends to submit a plan by May 19, 2011 pursuant to which the Company intends to establish compliance with the requirements of Sections 1003(a)(i) and (ii) of the Company Guide by October 19, 2012.  Subject to the Exchange’s acceptance of the Company’s plan, and the Company’s compliance with the Exchange’s other continued listing standards, the Company expects its shares of common stock will remain listed on the Exchange during the plan period.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2011, the Company, Pacific Office Properties, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), and Pacific Office Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Operating Partnership (“POMI”), entered into an Amended and Restated Employment Agreement with James R. Ingebritsen, the Company’s President and Chief Executive Officer (the “Amended Employment Agreement”).  The Amended Employment Agreement was made effective as of February 1, 2011, concurrent with the internalization of the Company’s management through the acquisition of POMI by the Operating Partnership.

The Amended Employment Agreement continues to provide for an annual base salary of $375,000, which may be adjusted upwards annually after Mr. Ingebritsen’s performance is reviewed by the Compensation Committee of the Company’s Board of Directors.  The Amended Employment Agreement removes the obligation of the Company to adopt a Long-Term Incentive Plan and provisions relating to Mr. Ingebritsen’s eligibility to receive grants of restricted share units, but provides that Mr. Ingebritsen is guaranteed a cash bonus of not less than $375,000 for the year ending December 31, 2011.  The term of the Amended Employment Agreement expires on March 29, 2012.

The provisions relating to the termination of employment were not materially modified in the Amended Employment Agreement.  If Mr. Ingebritsen’s employment is terminated by the Company without “cause” or by Mr. Ingebritsen in certain circumstances that constitute a resignation for “good reason,” or in certain circumstances in connection with a change of control of the Company, Mr. Ingebritsen will receive a $375,000 cash severance payment, continuation of medical and dental benefits for 12 months, an additional cash payment equal to the bonus paid for the previous year prorated based on the number of days elapsed in the year of termination and accelerated vesting of any outstanding equity awards. If Mr. Ingebritsen is terminated for cause or terminates his employment voluntarily, no severance is payable and the Amended Employment Agreement provides that he will not solicit our employees for a one-year period commencing on the date of termination of employment. “Termination for cause” means a termination of Mr. Ingebritsen’s employment because of (i) willful or repeated failure to perform or substantially perform his duties under the Amended Employment Agreement, or a material breach of his obligations under the Amended Employment Agreement, including the restrictive covenants, which is not cured within 30 days, (ii) habitual substance abuse, (iii) commission of an act that disqualifies him from serving as an officer or director, (iv) conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving fraud, forgery, embezzlement, or moral turpitude, or (v) a determination by the Company’s Board of Directors that Mr. Ingebritsen has committed serious misconduct in an unethical, illegal or fraudulent manner.

Resignation for “good reason” means Mr. Ingebritsen terminates his employment in connection with (i) his removal from the offices of President and Chief Executive Officer, (ii) the assignment of duties, responsibilities or reporting requirements that are materially inconsistent with his position or that materially expand his duties, responsibilities or reporting requirements, except where we determine that such expansion is necessitated by industry-wide or Company-wide conditions, (iii) a material reduction in the annual base salary or annual bonus opportunity, (iv) a material breach of the Amended Employment Agreement by the Company, (v) a change in Mr. Ingebritsen’s work location to a new location that is more than 50 miles from his current corporate office, or (vi) the Company intentionally directs Mr. Ingebritsen to engage in unlawful conduct, subject to notice and cure periods.

Item 7.01.                      Regulation FD Disclosure.

On April 25, 2011, the Company issued a press release concerning the notice from the Exchange described in Item 3.01 above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this report under this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Pacific Office Properties Trust, Inc. Press Release dated April 25, 2011 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: April 25, 2011	By:	/s/ Michael C. Burer
Michael C. Burer
Chief Financial Officer